Exhibit 10.83b


                    MAXICARE HEALTH PLANS, INC.
                         OUTSIDE DIRECTORS
                  1996 FORMULA STOCK OPTION PLAN



                       AMENDMENT NUMBER TWO



         This Amendment Number Two is entered into by the Company, this 30th day of April, 1999, to the Maxicare Health Plans, Inc.
(the "Company") Outside Directors 1996 Formula Stock Option Plan which was adopted by the Company's shareholders and became effective on July 26, 1996 (the "Original Plan") and was amended by Amendment Number One thereto dated October 25, 1996 (the Original Plan along with Amendment Number One thereto, collectively, the "Plan"), as follows:

               WHEREAS, pursuant to Section 8.1 of the Plan, the Board of Directors of the Company (the "Board") has the power to further amend the Plan; and

               WHEREAS, the Board wishes to further amend the Plan in the manner set forth below; and

               WHEREAS, the Amendment Number Two does not require the approval of the Company's shareholders and will not adversely affect any rights of any "Outside Director", as such term is defined under the Plan, holding options previously granted under the Plan; and

               NOW, THEREFORE, the Plan is amended, effective as of the date of this Amendment Number Two, as follows:

               1. Section 7.5(b) is amended to delete "one (1) year" in the first line and to insert in lieu thereof "two (2) years".

               2. Except as expressly set forth herein and in Amendment Number One to the Original Plan, all of the terms and conditions of the Original Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this instrument of amendment on the 30th day of April, 1999.


                               MAXICARE HEALTH PLANS, INC.


                               By:   /s/ Alan Bloom


ATTEST:


By:  /s/ Richard A. Link